                                                          Exhibit 23



INDEPENDENT AUDITORS' CONSENT


The Board of Directors
New Jersey Steel Corporation:


    We consent to incorporation by reference in the Registration Statements (No. 33-17435 and 33-52194) on Forms S-8 of New Jersey Steel Corporation of our report dated January 11, 1995, except as to the second paragraph of note 12, which is as of February 1, 1995,the fourth paragraph of note 10, which is as of February 8, 1995, and the twelfth paragraph of note 10, which is as of February 23, 1995, relating to the consolidated balance sheets of New Jersey Steel Corporation and subsidiary as of November 30, 1994 and 1993 and the related consolidated statements of operations, stockholders' equity, and cash flows and related schedule for each of the years in the three-year period ended November 30, 1994, which report appears in the November 30, 1994 annual report on Form 10-K of New Jersey Steel Corporation.




                                                          KPMG Peat Marwick LLP
Short Hills, New Jersey
February 24, 1995